Exhibit 99.1

Tutor-Saliba Corporation

and Subsidiaries

Consolidated Financial Statements as of

December 31, 2007 and 2006, and for the

Years Ended December 31, 2007, 2006 and 2005, and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Tutor-Saliba Corporation

Sylmar, CA

We have audited the accompanying consolidated balance sheets of Tutor-Saliba Corporation and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, in 2007, the Company changed its method of reporting its interests in construction joint ventures in the consolidated balance sheets and consolidated statements of cash flows from the equity method of accounting to the proportionate consolidation method and, retrospectively, adjusted the 2006 and 2005 consolidated financial statements for the change.

/s/Deloitte and Touche LLP

Los Angeles, California

April 25, 2008 (May 28, 2008, as to the effects of discontinued operations discussed in Note 14)

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$192,802,901	$37,575,733
Restricted cash	24,000,000
Marketable securities		93,424,299
Receivables	223,216,615	175,091,118
Unbilled work	29,018,934	19,280,817
Advances to related parties		4,595,513
Advances to affiliates	108,079	342,570
Inventory	2,478,893	1,374,194
Deferred income taxes	192,896	158,245
Other current assets	6,896,448	6,971,790

Total current assets	478,714,766	338,814,279

Property and equipment, net of depreciation	100,491,769	85,972,239

Noncurrent assets:
Minority interest receivable	13,172,309	13,389,225
Goodwill	2,694,467
Identified intangible asset, net	2,929,157
Other assets	3,490,326	3,581,319

Total noncurrent assets	22,286,259	16,970,544

Total assets	$601,492,794	$441,757,062

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$12,074,077	$17,261,589
Accounts and subcontracts payable	236,970,144	122,937,180
Accrued liabilities	22,840,295	23,278,006
Advances from affiliates	523,948	576,200
Deferred contract revenue	56,229,238	47,476,186
Income taxes payable	2,536,311	399,805

Total current liabilities	331,174,013	211,928,966

Noncurrent liabilities:
Long-term debt, less current maturities	53,616,849	60,220,891
Deferred income taxes	1,311,424	2,176,016
Other long-term liabilities	3,760,165	5,718,689

Total noncurrent liabilities	58,688,438	68,115,596

Total liabilities	389,862,451	280,044,562

Other commitments and Contingencies (Note 12)

Shareholders’ equity:
Capital stock, no par value: authorized 1,000,000 shares:
issued and outstanding 900,043 shares	6,756,510	6,756,510
Additional paid-in capital	11,075,563	11,075,563
Accumulated other comprehensive income	144,570	38,901,604
Retained earnings	193,653,700	104,978,823

Total shareholders’ equity	211,630,343	161,712,500

Total liabilities and shareholders’ equity	$601,492,794	$441,757,062

See notes to consolidated financial statements.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2007	2006	2005
REVENUE:
Construction revenue	$1,150,872,378	$513,445,293	$386,755,250
Sales revenue	951,470	1,011,730	834,753

Total revenue	1,151,823,848	514,457,023	387,590,003

COST OF REVENUES:
Cost of construction revenue	1,061,735,990	484,735,017	370,825,774
Amortization of intangible asset	1,230,843
Cost of sales revenue	636,155	699,114	508,692

Total cost of revenues	1,063,602,988	485,434,131	371,334,466

Gross profit	88,220,860	29,022,892	16,255,537

Gain on sale of property and equipment	(446,325)	(453,750)	(7,523,793)
Cost of contract litigation settlement			14,651,537
General and administrative expenses	36,237,164	26,823,295	26,352,043

Income (loss) from operations	52,430,021	2,653,347	(17,224,250)

OTHER INCOME (EXPENSES):
Interest and other income	6,076,770	3,474,082	2,772,034
Net gain on sale of marketable securities	94,104,632	8,882,610	21,370,376
Gain on derivative			16,936,063
Interest expense	(4,196,814)	(5,256,848)	(3,414,423)
Other expense	(975,656)	(877,607)	(574,092)

Total other income, net	95,008,932	6,222,237	37,089,958

Income before minority interest and income taxes	147,438,953	8,875,584	19,865,708

Provision for income taxes	4,399,231	1,662,632	848,849

Income before minority interest	143,039,722	7,212,952	19,016,859

Minority interest	(110,705)	(40,268)	(16,103)

INCOME FROM CONTINUING OPERATIONS	142,929,017	7,172,684	19,000,756

DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations before minority interest and income taxes	337,053	(177,668)	392,660

Provision for income taxes	4,798	3,875	4,869

Income (loss) before minority interest	332,255	(181,543)	387,791

Minority interest	(106,211)	145,773	1,019,238

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	226,044	(35,770)	1,407,029

NET INCOME	$143,155,061	$7,136,914	$20,407,785

See notes to consolidated financial statements.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Capital Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
BALANCE AT JANUARY 1, 2005	$6,756,510	$11,075,563	$25,848,752	$116,267,696	$159,948,521

Comprehensive income:
Net income				20,407,785	20,407,785

Other comprehensive income:
Realized holding gains on marketable securities (net of tax of $(320,555))			(21,049,820)		(21,049,820)
Unrealized holding gains arising during the period on marketable securities (net of tax of $309,874)			20,348,419		20,348,419
Foreign currency translation adjustments (net of tax of $27,185)			52,771		52,771

Total comprehensive income			(648,630)	20,407,785	19,759,155

Distributions to shareholder				(14,768,598)	(14,768,598)

BALANCE AT DECEMBER 31, 2005	6,756,510	11,075,563	25,200,122	121,906,883	164,939,078

Comprehensive income:
Net income				7,136,914	7,136,914

Other comprehensive income:
Realized holding gains on marketable securities (net of tax of $(133,239))			(8,749,371)		(8,749,371)
Unrealized holding gains arising during the period on marketable securities (net of tax of $344,599)			22,628,669		22,628,669
Foreign currency translation adjustments (net of tax of $(91,602))			(177,816)		(177,816)

Total comprehensive income			13,701,482	7,136,914	20,838,396

Distributions to shareholder				(24,064,974)	(24,064,974)

BALANCE AT DECEMBER 31, 2006	6,756,510	11,075,563	38,901,604	104,978,823	161,712,500

Comprehensive income:
Net income				143,155,061	143,155,061

Other comprehensive income:
Realized holding gains on marketable securities (net of tax of $(1,411,569))			(92,693,063)		(92,693,063)
Unrealized holding gains arising during the period on marketable securities (net of tax of $814,393)			53,478,482		53,478,482
Foreign currency translation adjustments (net of tax of $235,706)			457,547		457,547

Total comprehensive income			(38,757,034)	143,155,061	104,398,027

Distributions to shareholders				(54,480,184)	(54,480,184)

BALANCE AT DECEMBER 31, 2007	$6,756,510	$11,075,563	$144,570	$193,653,700	$211,630,343

See notes to consolidated financial statements.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$143,155,061	$7,136,914	$20,407,785
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,558,732	5,389,887	4,426,815
Amortization of intangible asset	1,230,843
Net gain from sale of property and equipment	(446,325)	(406,312)	(8,330,437)
Net gain on sale of marketable securities	(94,104,632)	(8,882,610)	(21,370,376)
Gain on derivative			(16,936,063)
Deferred income taxes	(302,067)	491,828	(135,911)
Minority interest in consolidated subsidiaries	216,916	(105,505)	(1,003,135)
Increase (decrease) in cash attributed to changes in operating assets and liabilities:
Receivables	(58,982,923)	(59,122,930)	21,146,222
Inventory	(1,104,699)	(381,115)	158,479
Other assets	(140,464)	350,900	(4,807,720)
Advances from (to) joint ventures partners, net	182,240	(234,845)	957,325
Advances from (to) related parties	2,097,251	(677,465)
Unbilled work	1,577,606	2,190,316	1,803,003
Accounts payable and other liabilities	111,195,217	9,385,058	4,773,308
Deferred contract revenue	4,104,487	16,042,428	5,165,181

Net cash provided by (used in) operating activities	115,237,243	(28,823,451)	6,254,476

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	4,585,364	2,808,988	13,186,680
Proceeds from sales of marketable securities	147,717,224	21,248,000	29,274,460
Purchases of property and equipment	(23,815,351)	(22,138,835)	(6,748,292)
Increase in restricted cash	(24,000,000)
Advances to related parties	(173,728)	(1,309,664)	(511,565)
Cash acquired from acquisition	83,494

Net cash provided by investing activities	104,397,003	608,489	35,201,283

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	18,514,200	29,093,397	4,620,477
Principal payments of long-term debt	(21,113,084)	(9,108,310)	(17,831,050)
(Paydown) draw on line of credit	(10,000,000)	10,000,000
Distributions to shareholders	(51,808,194)	(20,003,774)	(14,768,598)

Net cash (used in) provided by financing activities	(64,407,078)	9,981,313	(27,979,171)

Net increase (decrease) in cash and cash equivalents	155,227,168	(18,233,649)	13,476,588

Cash and cash equivalents at beginning of year	37,575,733	55,809,382	42,332,794

Cash and cash equivalents at end of year	$192,802,901	$37,575,733	$55,809,382

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$6,274,740	$10,772,006	$5,298,228

Income taxes	$2,633,810	$1,628,682	$648,021

NONCASH INVESTING AND FINANCING ACTIVITIES:
Marketable securities distributed to shareholder	$—	$4,061,200	$—

Advances to related parties distributed to shareholder	$2,671,990	$—	$—

Capitalized lease obligation incurred for transportation equipment	$521,234	$1,260,566	$375,677

Refinancing of long-term debt on equipment	$—	$10,923,122	$—

Unrealized holding gains on marketable securities	$53,478,482	$22,628,669	$20,348,419

Accrued liabilities incurred from purchase of marketable securities	$—	$—	$19,682,351

Receivable arising from sale of marketable securities	$12,678,428	$—	$4,391,165

See notes to consolidated financial statements.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

Nature of Business:

Tutor-Saliba Corporation was incorporated in 1981 as a successor to businesses that had been providing construction services since 1949. Tutor-Saliba Corporation and its majority-owned subsidiaries (the “Company”) provide diversified general contracting, design-build, and preconstruction services to public agencies and private clients. The Company’s construction business is conducted through three basic segments or operations: domestic civil, domestic building, and international. The Company focuses on large, complex construction projects in the civil infrastructure and commercial building sectors. The Company manages all aspects of these construction projects and directly performs many significant construction specialties, including concrete forming and placement, site excavation, structural steel erection and electrical and mechanical services. The Company provides these services by using traditional general contracting arrangements, such as fixed price, guaranteed maximum price, and cost plus fee contracts.

In an effort to limit its financial and/or operational risk on certain of its larger and more complex projects, the Company participates in construction joint ventures, often as the sponsor or manager of the project, for the purpose of bidding and, if awarded, providing the agreed-upon construction services. Each joint venture participant usually agrees in advance to provide a predetermined percentage of capital, as required, and to share in the same percentage of profit or loss on the project.

Principles of Consolidation:

The consolidated financial statements include the accounts of Tutor-Saliba Corporation and its majority-owned and controlled subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Prior to 2007, The Company’s noncontrolling interests in construction joint ventures were accounted for on the equity method in the consolidated balance sheets and on the proportionate consolidation method in the consolidated statements of income. Beginning in 2007, construction joint venture interests are accounted for using the proportionate consolidation method in the consolidated balance sheets, as well as the consolidated statements of income, whereby the Company’s proportionate share of each joint venture’s assets, liabilities, revenues, and cost of operations are included in the appropriate classifications in the consolidated financial statements. The Company believes the change, which results in presenting all joint venture activity using a consistent methodology in both the consolidated balance sheets and consolidated statements of income, is preferable.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

The change had no impact on the consolidated statements of income for any period presented. Although the change impacted various classifications within the consolidated balance sheets and consolidated statements of cash flows, there was no impact to shareholders’ equity. Consolidated balance sheets and consolidated statements of cash flows have been retrospectively adjusted to conform to the 2007 presentation. The impact on the consolidated financial statements is as follows (in thousands):

Consolidated Balance Sheets

	December 31,
	2007			2006
	Equity Method	Proportionate Consolidation Method	Effect of Change	As Previously Reported	As Reported	Effect of Change
Cash and cash equivalents	173,739	192,803	19,064	19,956	37,576	17,620
Receivables	206,394	223,217	16,823	143,456	175,091	31,635
Unbilled work	28,492	29,019	527	18,914	19,281	367
Equity in and advances to construction joint ventures	4,289		(4,289)	2,478		(2,478)
Other current assets	6,752	6,896	144	6,940	6,972	32
Accounts and subcontracts payable	226,440	236,970	10,530	104,023	122,937	18,914
Accrued liabilities	18,482	22,840	4,358	18,673	23,278	4,605
Advances to affiliates		416	416		234	234
Deferred contract revenue	41,174	56,229	15,055	27,196	47,476	20,280
Other long-term liabilities	1,851	3,760	1,909	2,575	5,719	3,144

Consolidated Statements of Cash Flows

	December 31,
	2007
	Equity Method	Proportionate Consolidation Method	Effect of Change
Net (gain) loss from joint ventures	(21,191)		21,191
Distributions from joint ventures	21,693		(21,693)
Receivables	(73,795)	(58,983)	14,812
Other assets	(23)	(3)	20
Advances to (from) joint ventures, net	2,011	182	(1,829)
Unbilled work	1,738	1,578	(160)
Accounts payable and other liabilities	121,062	111,195	(9,867)
Deferred contract revenue	9,329	4,104	(5,225)
Contributions to joint ventures	(4,328)		4,328

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

Consolidated Statements of Cash Flows

	December 31,
	2006			2005
	As Previously Reported	As Reported	Effect of Change	As Previously Reported	As Reported	Effect of Change
Net gain from sale of property and equipment	(454)	(406)	48	(7,524)	(7,507)	17
Net (gain) loss from joint ventures	(6,883)		6,883	3,794		(3,794)
Distributions from joint ventures	21,132		(21,132)	22,725		(22,725)
Receivables	(51,777)	(59,123)	(7,346)	(8,017)	21,146	29,163
Other assets	270	351	81	(4,835)	(4,808)	27
Advances (to) from joint ventures, net	(267)	(235)	32	(6,026)	957	6,983
Unbilled work	2,138	2,190	52	(16,030)	1,803	17,833
Accounts payable and other liabilities	1,540	9,385	7,845	7,234	4,773	(2,461)
Deferred contract revenue	6,463	16,042	9,579	4,379	5,165	786
Proceeds from sale of property and equipment	1,256	2,809	1,553
Distributions from joint ventures				22,948		(22,948)
Contributions to joint ventures	(6,368)		6,368	(3,200)		3,200
Principal payments of long-term debt	(9,094)	(9,108)	(14)	(16,541)	(17,831)	(1,290)

Use of Estimates in the Preparation of Financial Statements:

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company reviews its estimates based on information that is currently available. Changes in facts and circumstances may result in revised estimates.

Method of Accounting for Contracts:

Revenues and profits from the Company’s construction contracts are recognized by applying percentages of completion for the period to the total estimated profits for the respective contracts. Percentage of completion is determined by relating the actual cost of the work performed to date to the current estimated total cost of the respective contracts. When the estimate on a contract indicates a loss, the Company’s policy is to record the entire loss during the accounting period in which it is estimated. In the ordinary course of business, at a minimum on a quarterly basis, the Company prepares updated estimates of the total forecasted revenue, cost and profit or loss for each contract. The cumulative effect of revisions in estimates of the total forecasted revenue and costs, including unapproved change orders and claims, during the course of the work is reflected in the accounting period in which the facts that caused the revision become known. The financial impact of these revisions to any one contract is a function of both the amount of the revision and the percentage of completion of the contract. An amount equal to the costs incurred which are attributable to

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

unapproved change orders and claims are included in the total estimated revenue when realization is determined to be probable. Profits from unapproved change orders and claims are recorded in the total estimated revenue in the period such amounts are resolved.

The Company includes in current assets and current liabilities amounts related to construction contracts realizable and payable over a period in excess of one year. Deferred contract revenue represents excess of billings to date over the amount of contract costs and profits (or contract revenue) recognized to date on the percentage-of-completion accounting method on certain contracts. Unbilled work represents the excess of contract costs and profits (or contract revenue) recognized to date on the percentage-of-completion accounting method over billings to date on the remaining contracts. Unbilled work results when (1) the appropriate contract revenue amount has been recognized in accordance with the percentage-of-completion accounting method, but a portion of the revenue recorded cannot be billed currently due to the billing terms defined in the contract and/or (2) costs, recorded at estimated realized value, related to unapproved change orders or claims are incurred. Unbilled work on contracts consisted of the following:

	December 31,
	2007	2006
Unbilled costs and profits incurred to date	$3,544,855	$5,751,342
Unapproved change orders	14,122,686	5,831,605
Claims	11,351,393	7,697,870

	$29,018,934	$19,280,817

The prerequisite for billing “Unbilled costs and profits incurred to date” is provided in the defined billing terms of each of the applicable contracts. The prerequisite for billing “Unapproved change orders” or “Claims” is the final resolution and agreement between the parties. The amount of unbilled work at December 31, 2007 estimated by management to be collected beyond one year is approximately $5,600,000.

Significant Estimates:

As outlined above, the Company’s revenue is recognized on the percentage-of-completion basis. Consequently, construction revenue and gross margin for each reporting period are determined on a contract-by-contract basis by reference to estimates by the Company’s management of expected costs to be incurred to complete each project. These estimates include provisions for known and anticipated cost overruns and cost recoveries, if any exist or are expected to occur. These estimates are subject to revision in the normal course of business and could be material.

Foreign Currency Translation:

The functional currency for foreign operations is the local currency. The assets and liabilities of the Company’s international subsidiaries are translated into U.S. dollars using current exchange rates at the balance sheet date. Operating statement items are translated at average exchange rates prevailing during the period. The resulting cumulative translation adjustments of $144,570 and $(312,977) at December 31, 2007 and 2006, respectively, are recorded in the foreign currency translation adjustment account as part of accumulated other comprehensive income in shareholders’ equity. Foreign currency transaction gains and losses, if any, are included in operations as they occur.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

Cash and Cash Equivalents:

Cash equivalents represent all highly liquid debt instruments with maturities, when purchased, of three months or less.

Cash and cash equivalents as reported in the accompanying consolidated balance sheets consist of amounts held by the Company that are available for general corporate purposes and the Company’s proportionate share of amounts held by construction joint ventures that are available only for joint venture-related uses. Cash held by construction joint ventures is distributed from time to time to the Company and to the other joint venture participants in accordance with their percentage interest. Cash distributions received by the Company from its construction joint ventures are then available for general corporate purposes. Cash and cash equivalents consisted of the following:

	December 31,
	2007	2006
Corporate cash and cash equivalents (available for general purposes)	$173,738,595	$19,955,991
Company’s share of joint venture cash and cash equivalents (available only for joint venture purposes, including future distributions)	19,064,306	17,619,742

	$192,802,901	$37,575,733

Restricted Cash

As of December 31, 2007 and 2006, the Company had $24,000,000 and $0, respectively, of restricted cash. Restricted cash consists of amounts held as collateral on the revolving credit facility (see Note 5).

Marketable Securities:

The Company accounts for marketable securities, all of which are publicly traded equity securities of Perini Corporation (see Note 8), as available for sale, in accordance with Financial Accounting Standards Board (FASB) Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. As of December 31, 2007, the Company no longer held any marketable securities. Unrealized holding gains and losses for “available-for-sale” securities were reported as a part of accumulated other comprehensive income in shareholders’ equity until realized. The unrealized holding gains were $0 and $39,214,581 at December 31, 2007 and 2006, respectively.

Accounting for a Derivative:

On March 29, 2000, the Company entered into a shareholders’ agreement (the “Agreement”) with certain shareholders of Perini Corporation, whereby the Company received the option to purchase 2,352,941 shares of Perini Corporation common stock commencing on the third anniversary of the closing of the Agreement and ending on the sixth anniversary of the closing. The call price on the option was set at $4.25 per share and increased by 14% each year the option was outstanding. The option became exercisable on March 29, 2003. On December 30, 2005, the Company exercised its call option for an exercise price of $8.365 per

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

share. The option was accounted for as a derivative and recorded at fair value. Unrealized gains and losses were recognized through earnings under the provisions of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FASB Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. For the year ended December 31, 2005, the Company recorded a gain of $16,936,063 in other income for the change in fair value of the option.

Inventory:

Inventory consists of construction materials, equipment parts, and supplies that have not been assigned and charged to specific contracts. Inventory is stated at the lower of cost or market. Cost is determined generally on the specific identification method.

Property, Equipment, and Long-Lived Assets:

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over its estimated useful lives ranging from three to forty years after an allowance for salvage.

All long-lived assets are reviewed by management in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for impairment whenever events or changes in circumstance indicate that the carrying value of such assets may not be recoverable from expected future undiscounted cash flows. Major renewals and betterments are capitalized and maintenance and repairs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the appropriate account and any gain or loss is included in results of operations. No impairments were identified as of December 31, 2007 and 2006.

Goodwill and other Intangible Assets:

Goodwill is subject to annual impairment test pursuant to FASB Statement No. 142, Goodwill and Other Intangible Assets. The Company regularly evaluates whether events or circumstances have occurred which may indicate a possible impairment of goodwill. The Company believes the methodology used in testing impairment of goodwill, which includes significant judgements and estimates, provides a reasonable basis in determining whether an impairment charge should be taken.

Income Taxes:

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes, which requires the use of an asset and liability method of accounting for income taxes. Deferred income taxes are provided to reflect the tax effect of differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The Company elected to be treated as an S corporation effective January 1, 1996. As a result, taxable income, loss and credits flow directly to the shareholder and tax-related assets and liabilities of the Company become the obligation of the shareholder of the S corporation and are no longer reflected in the consolidated financial statements. The deferred tax assets, liabilities, and provision reflected in the consolidated financial statements are those that do not flow through to the shareholder, as they relate to taxable subsidiaries.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN No. 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN No. 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN No. 48 only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN No. 48 also provides guidance on the accounting for and recording of interest and penalties on uncertain tax positions. The Company adopted FIN No. 48 on January 1, 2007, and the adoption of FIN No. 48 did not have an impact on the financial condition and results of operations.

Fair Value of Financial Instruments:

Marketable securities approximate their fair value as determined by market quotes. The carrying value of receivables and other amounts arising out of normal contract activities, including retentions that may be settled beyond one year are estimated to approximate fair value. All significant debt obligations, interest rates, and their carrying value are considered to approximate market rates and fair value.

New Accounting Pronouncements:

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements. FASB Statement No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (FSP) No. FAS 157-1 and FSP No. FAS 157-2, affecting implementation of FASB Statement No. 157. FSP No. FAS 157-1 excludes FASB Statement No. 13, Accounting for Leases, and other accounting pronouncements that address fair value measurements under FASB Statement No. 13, from the scope of FASB Statement No. 157. FSP No. FAS 157-2 delays the effective date of FASB Statement No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value on a recurring basis, to fiscal years beginning after November 15, 2008. The Company does not believe the adoption of FASB Statement No. 157, as amended by FSP No. FAS 157-1 and FSP No. FAS 157-2 will have a material impact on the financial condition and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FASB Statement No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. FASB Statement No. 159 is effective as of the beginning of the first fiscal year after November 15, 2007. The Company does not believe the adoption of FASB Statement No. 159 will have a material impact on the Company’s financial condition and results of operations.

In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), Business Combinations. FASB Statement No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. FASB Statement No. 141(R) also

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

1.	SIGNIFICANT ACCOUNTING POLICIES, Continued

establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. FASB Statement No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company will apply the provision of FASB Statement No. 141(R) prospectively as of that date.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51. FASB Statement No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. FASB Statement No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. FASB Statement No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of the adoption of FASB Statement No. 160 on the Company’s financial condition and results of operations.

2.	RECEIVABLES

Receivables consisted of the following:

	December 31,
	2007	2006
Receivables:
Contract receivables	$101,435,119	$76,403,192
Retainage receivables	105,522,310	83,099,401
Trade and other	16,259,186	15,588,525

Total receivables	$223,216,615	$175,091,118

Retainage:

Many of the contracts under which the Company performs work contain retainage provisions. Retainage refers to that portion of revenue earned by the Company but held for payment by the customer pending satisfactory completion of the project. The Company believes that all amounts retained by customers under such provisions are fully collectible. Retainage on active contracts is classified as a current asset regardless of the term of the contract. Retainage is generally collected within one year of the completion of the contract. As of December 31, 2007 and 2006, the amount of retainage expected to be collected beyond one year was $66,775,000 and $38,650,000, respectively.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

3.	PROPERTY AND EQUIPMENT

Property and equipment, at cost, consisted of the following:

	December 31,
	2007	2006
Land	$6,591,263	$6,591,263
Building and improvements	61,341,726	60,583,871
Transportation equipment	10,938,880	11,034,344
Construction equipment	80,305,067	65,338,114
Office equipment	2,897,427	2,857,491

Property and equipment, gross	162,074,363	146,405,083
Less accumulated depreciation	61,582,594	60,432,844

Property and equipment, net of depreciation	$100,491,769	$85,972,239

Included in property and equipment as of December 31, 2007 and 2006 are amounts recorded under capital leases for transportation equipment of $3,350,866 and $3,100,782 respectively. Accumulated depreciation on transportation equipment recorded under capital leases was $1,553,557 and $1,575,298 as of December 31, 2007 and 2006, respectively.

4.	OPERATING LEASES

During 2005, the Company entered into a new non-cancelable operating lease for a corporate aircraft, after the buyout of an existing lease. The Company has the right to voluntarily terminate the lease and purchase the asset on any installment payment date after the first 12-month anniversary of the lease for the outstanding lease balance. Upon expiration of the initial lease term in December 2015, the Company has the option of either purchasing the asset for the outstanding lease balance or returning the asset to the lessor. The Company’s shareholder has personally guaranteed this lease. Total rental expense under this lease and for the years ended December 31, 2007, 2006, and 2005 was $3,456,380, $3,456,380, and $4,161,426 respectively.

The Company leases facilities from its principal shareholder and an affiliate owned by the principal shareholder under non-cancelable operating lease agreements with monthly payments of $140,000 which increases at 3% per annum beginning July 1, 2007, expiring in July 31, 2016. Lease expense for these leases recorded on a straight-line basis for years ended December 31, 2007, 2006, and 2005 was $1,926,636, $1,823,871, and $1,280,000 respectively.

Future minimum lease payments, including a guaranteed residual of $18,162,015 on the transportation equipment lease at December 31, 2007 are as follows:

	Third-Party	Related-Party	Total
2008	$3,456,380	$1,756,356	$5,212,736
2009	3,456,380	1,809,047	5,265,427
2010	3,456,380	1,863,318	5,319,698
2011	3,456,380	1,919,218	5,375,598
2012	3,456,380	1,976,794	5,433,174
Thereafter	28,531,155	7,577,533	36,108,688

Total	$45,813,055	$16,902,266	$62,715,321

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

5.	LONG-TERM DEBT

Long-term debt consisted of the following:

	December 31,
	2007	2006
Notes payable collateralized by construction and transportation equipment payable in monthly principal installments of $581,344, plus fixed interest ranging from 6% to 7.9%, through maturity, which extends to January 2013.	$26,181,987	$21,797,178

Notes payable collateralized by construction and transportation equipment payable in monthly principal and interest installments of $283,645, with fixed interest ranging from 6.02% to 6.99%, through maturity, which extends to December 2012.	11,755,637	7,823,987

Revolving credit facility, secured by certain marketable securities and/or cash and other general assets, monthly interest at prime rate, which is 8.25% and 7.25% at December 31, 2006 and 2007, respectively or fixed at LIBOR plus 1.50%, at the Company’s option, through maturity, which is November 2008. The effective rate at December 31, 2006 was 8.25%.		10,000,000

Term loan, secured by certain marketable securities, monthly interest at prime rate, which is 8.25%, or fixed at LIBOR, plus 1.5%, at the Company’s option, which is 6.85% at December 31, 2006, through maturity, which was November 2007. The effective rate at December 31, 2006 was 6.85%.		10,000,000

Real estate note payable in monthly installments of $199,365, including principal and interest fixed at 8.47% through maturity, which is July 2010.	24,370,345	24,656,525

Mortgage note, guaranteed by the principal shareholder, payable in monthly installments of interest only at prime rate, which is 7.25% at December 31, 2007, through maturity, which is October 2008.	1,460,000	1,460,000

Mortgage note payable in monthly installments of $8,711, including principal and interest fixed at 6.5% through maturity, which is August 2011.	312,108	393,461

Transportation equipment capital leases payable through maturity, which is June 2011.	1,610,849	1,351,329

Long-term debt	65,690,926	77,482,480

Less current maturities	12,074,077	17,261,589

Long-term debt, less current maturities	$53,616,849	$60,220,891

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

5.	LONG-TERM DEBT, Continued

The Company, in September 2007, entered into a new revolving credit facility, which expires on August 2009. The facility, which replaced a $25,000,000 existing facility, provides for borrowings up to $50,000,000, including a letter of credit facility of up to $8,000,000. As of December 31, 2007 and 2006 outstanding balances under the credit facilities were $0 and $10,000,000, in addition to standby letters of credit in the amounts of $6,531,696 and $4,500,000 and availability under the credit facilities was $43,468,304, and $10,500,000 respectively. Certain of the Company’s marketable securities and/or cash and other general assets secure the credit facility. The credit facility contains certain financial covenants, including maintenance of minimum levels of net worth and profitability and maintenance of certain debt-to-worth and current ratios. At December 31, 2007 and 2006, the Company was in compliance with its financial covenants.

The mortgage notes payable are collateralized by separate first trust deeds on real property. The real estate note payable is collateralized by a deed of trust on real property (commercial real estate).

Maturities of long-term debt at December 31, 2007 are as follows:

2008	$12,074,077
2009	10,835,411
2010	33,962,152
2011	5,820,357
2012	2,989,875
Thereafter	9,054

Total	$65,690,926

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

6.	INCOME TAXES

The provision for income taxes includes the following:

	Year Ended December 31,
	2007	2006	2005
Current
State	$2,377,493	$240,711	$761,330
Federal	249,201	277,997	11,197
Foreign	2,079,402	655,971	217,102

Total current	4,706,096	1,174,679	989,629

Deferred
State	(422,026)	181,161	(256,005)
Foreign	119,959	310,667	120,094

Total deferred	(302,067)	491,828	(135,911)

Total provision for income taxes	4,404,029	1,666,507	853,718
Less attributed to discontinued operations	4,798	3,875	4,869

Provision for income taxes from continuing operations	$4,399,231	$1,662,632	$848,849

The table below reconciles the difference between the statutory federal income tax rate and the effective rate provided for income before income taxes in the consolidation statements of income.

	Year Ended December 31,
	2007	2006	2005
Federal income taxes at the statutory rate	$51,398,577	$3,081,197	$7,195,520
State income taxes, net of federal benefits	1,941,051	421,872	506,794
Permanent Differences
Earnings subject to different federal corporate tax rates	(48,588,048)	(1,293,088)	(6,668,534)
Change in valuation allowance		(416,457)	(334,033)
Change in rates	(22,874)	(71,996)	(205,586)
Foreign earnings taxed at different rates	(217,476)	(80,108)	235,173
Other	(107,201)	25,087	124,384

Total provision for income taxes	4,404,029	1,666,507	853,718
Less attributed to discontinued operations	4,798	3,875	4,869

Provision for income taxes from continuing operations	$4,399,231	$1,662,632	$848,849

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

6.	INCOME TAXES, Continued

The total income before taxes for the years ended is recorded as follows:

	Year Ended December 31,
	2007	2006	2005
Income before taxes:
Domestic	$140,647,726	$5,588,177	$20,884,279
Foreign	6,911,364	3,215,244	377,224

Total income before taxes	147,559,090	8,803,421	21,261,503
Less attributed to discontinued operations	230,842	(31,895)	1,411,898

Total income before taxes from continuing operations	$147,328,248	$8,835,316	$19,849,605

Operating loss carryforwards of the Company’s taxable subsidiaries, which totaled $1,606,774, were fully utilized in 2006. The decrease in the valuation allowance for years ended December 31, 2006 and 2005, associated with these operating loss carryforwards were $694,579 and $334,405, respectively.

Components of the net deferred tax liability (asset) recognized by type of temporary difference are as follows:

	December 31,
	2007	2006
Current
Other	$(192,896)	$(158,245)

Total current	(192,896)	(158,245)

Non-Current
Contract accounting	(16,442)	97,672
Depreciation	1,325,899	1,098,959
Unrealized gain on marketable securities		1,154,294
Sale of stock book/tax difference		(177,528)
Other	1,967	2,619

Total noncurrent	1,311,424	2,176,016

Total	$1,118,528	$2,017,771

As of January 1, 2007 and December 31, 2007, the Company identified and reviewed potential uncertainties related to taxes upon the adoption of FIN 48 and determined that the exposure to those uncertainties did not have a material impact on the Company’s results of operations or financial condition.

The Company recognizes interest and penalties accrued related to uncertain tax positions as a component of the income tax provision. There were no material uncertain tax positions as of December 31, 2007 and 2006. For the years ended December 31, 2007, 2006, and 2005, there have been no interest and penalties recorded as a component of the income tax provision.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

7.	STOCK TRANSACTION

On October 1, 2007, certain executives of the Company entered into a Stock Purchase Agreement with the Company’s principal shareholder (“principal shareholder”), in which the executives acquired 34,500 shares of common stock of the Company, representing 3.83% of the shares outstanding, for total consideration of $9,582,179. In addition, the parties entered into a Buy-Sell Agreement (“Buy-Sell”) dated October 1, 2007, placing substantial restrictions on the ability of the executives to sell the shares acquired under the Agreement.

In the event that the executives terminate their employment with the Company, the Buy-Sell provides that the principal shareholder has a right to purchase the shares acquired by the executives at the original price. The Buy-Sell terminates on the occurrence of a reorganization, merger, or consolidation involving another corporation in which the Company is not the survivor, or the closing of a public offering of the shares of stock of the Company (“IPO”).

Because of the restrictions placed on transfer or sale of the shares, the executives’ rights to any excess of the fair value of the shares estimated at $555 per share at the grant date over cost (in the amount of $9,565,321) can only be realized through the termination of the agreement or at the sole discretion of the principal shareholder to pay fair market value under certain provisions of the agreement. Accordingly, no compensation expense will be recognized in connection with this transaction until such time that termination of the Buy-Sell Agreement becomes likely or the Buy-Sell Agreement is terminated.

8.	RELATED-PARTY TRANSACTIONS

At December 31, 2007 and 2006, the Company’s principal shareholder has provided guarantees to the Company in the maximum amount of $11,000,000 that support recovery of the Company’s minority interest receivable related to the Company’s commercial real estate.

At December 31, 2007 and 2006, the Company’s principal shareholder also has provided a guarantee on a transportation equipment lease. In addition, the Company’s principal shareholder has non-cancelable operating leases on facilities (see Note 4).

The Company’s principal shareholder is Chairman and CEO of Perini Corporation. Included in the Company’s consolidated financial statements are $0 and $93,424,299 as of December 31, 2007 and 2006, respectively, in marketable securities and $0 and $39,214,581 as of December 31, 2007 and 2006, respectively, in unrealized holding gains arising during the period on marketable securities, both in connection with the Company’s ownership of Perini Corporation common shares.

As a condition to an investor group’s acquisition of shares of Perini Corporation Series B Preferred Stock for an aggregate of $30 million, which was approved by the shareholders in January 1997, Perini Corporation entered into an agreement with the Company and sole shareholder of the Company, to provide certain management services, as defined. The management agreement has been renewed annually by the Perini Corporation Board of Directors under the same basic terms and conditions as the initial agreement except that the amount of the annual fee payable thereunder to the Company was increased effective September 15, 2004, from $375,000 to $800,000, and effective March 15, 2006, from $800,000 to $900,000. Compensation for the sole shareholder to provide management services consisted of $800,000 for the year ended December 31, 2005, and $879,000 for the year ended December 31, 2006 and $979,000 for the year ended December 31, 2007. Payments under the agreement paid to the Company were passed directly to the sole shareholder.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

8.	RELATED-PARTY TRANSACTIONS, Continued

Included in the Company’s consolidated financial statements are $25,267,005, $18,986,733, and $25,488,288 in revenues for the years ended December 31, 2007, 2006, and 2005, respectively, derived from the Company’s interest in various construction joint ventures with Perini Corporation. Also included were total assets of $13,893,235 and $11,942,279 as of December 31, 2007 and 2006, respectively, relating to these construction joint ventures. One of these joint ventures is involved in a continuing dispute with the Los Angeles County Metropolitan Transportation Authority (see Note 12).

The Company’s principal shareholder, and an affiliate of the principal shareholder, had $0 and $4,595,513 due to the company as of December 31, 2007 and 2006, respectively. The 2006 amounts consisted of construction services due from an affiliate of the shareholder, and the shareholder, as well as short-term advances.

An affiliate of the Company’s principal shareholder had an outstanding note payable due to a joint venture, of which the Company’s proportionate share was $210,368 at December 31, 2007 and 2006, and is included in the accompanying consolidated balance sheets.

9.	RETIREMENT PLANS

The Company participates in multi-employer defined benefit pension plans in connection with union collective bargaining agreements. Contributions are based upon hours worked by employees covered under these agreements and are funded on a current basis. The Company contributed and charged to expense $9,053,011, $3,198,333, and $2,317,922 for the years ended December 31, 2007, 2006, and 2005, respectively. The increase in 2007 was primarily due to increased operations from a single, large project located in Nevada.

The Company sponsors a 401(k) profit-sharing plan for non-union domestic employees. Effective July 1, 2006, the Company began contributing $0.30 per dollar (an increase from $0.25 per dollar) of employee contributions up to 10% of eligible salary. Participants are fully vested in their contributions and vest at a rate of 20% per year of participation in the plan, becoming fully vested in 5 years. The Company contributed and charged to expense $458,555, $369,497, and $262,778 for the years ended December 31, 2007, 2006, and 2005, respectively.

The Company sponsors a 401(k) profit-sharing plan for non-union territory of Guam employees. The Company contributes $0.25 per dollar of employee contributions up to 6% of eligible salary. Participants are fully vested in their contributions and vest at a rate of 20% per year of participation in the plan, becoming fully vested in 5 years. The Company contributed and charged to expense $69,858, $57,228, and $43,867 for the years ended December 31, 2007, 2006, and 2005, respectively.

10.	ACQUISITION

Acquisition of Powerco Electric Corp.

On September 30, 2007, the Company purchased 100% of the outstanding stock of Powerco Electric Corp. (“PEC”), a commercial electrical subcontractor, for $3,300,000 in cash. PEC, performs work in and around the Los Angeles area, specializing in commercial building projects. The Company has included PEC’s assets and liabilities in the December 31, 2007 consolidated balance sheet. The results of operations beginning October 1, 2007 are included in the Company’s consolidated financial statements.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

10.	ACQUISITION, Continued

The transaction was accounted for using the purchase method of accounting as required by FASB Statement No. 141, Business Combinations, including the allocation of the purchase to the tangible and intangible assets of Powerco Electric Corp., which has been finalized. The following table summarizes the fair value of the assets acquired and liabilities assumed as of September 30, 2007:

Current assets	$21,684,107
Property and equipment, net	325,969
Goodwill	2,826,117
Intangibles	4,160,000

Total assets acquired	28,996,193
Current liabilities	(7,745,611)
Other long-term liabilities	(17,950,582)

Total acquisition costs	$3,300,000

The following table identifies the intangible asset acquired and its respective amortization period. The amount assigned to an intangible asset represents the Company’s estimate of the fair value of the intangible asset acquired, which is being amortized in relation to contract revenue as of October 1, 2007.

	Amount	Amortization Period
Construction contract backlog	$4,160,000	4 years

Total intangible asset acquired	$4,160,000

11.	SIGNIFICANT RISKS AND UNCERTAINTIES

Concentrations:

A majority of the Company’s cash balances are on deposit with financial institutions and exceed federally insured deposit limits. A substantial portion of the Company’s labor force (40%) is subject to collective bargaining agreements, which expire in years 2008 and beyond. Revenues from various projects in California for University of California, Los Angeles totaled $161,809,062 (or 31% of consolidated revenues) in 2006, and $181,410,073 (or 46% of consolidated revenues) in 2005. Revenues from a single project in Nevada for Wynn Las Vegas, LLC totaled $581,506,255 (or 50% of consolidated revenues) in 2007, and $120,215,151 (or 23% of consolidated revenues) in 2006. Revenues from two projects for California Department of Transportation totaled $89,910,092 (or 23% of consolidated revenues) in 2005. Revenues from a single project for Los Angeles World Airports totaled $64,746,760 (or 12% of consolidated revenues) in 2006.

The Company had accounts receivable due from various projects for University of California, Los Angeles in the amount of $39,284,017 (or 18% of receivables) in 2007, and $62,323,735 (or 43% of receivables) in 2006. Accounts receivable due from a single project for Wynn Las Vegas, LLC totaled $95,398,666 (or 43% of receivables) in 2007, and $22,130,719 (or 15% of receivables) in 2006.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

12.	OTHER COMMITMENTS AND CONTINGENCIES

Contingent liabilities of the Company include the industry standard contractor liabilities for performance and completion of construction contracts. In addition, the Company is a defendant in various lawsuits. Except as discussed below, in the opinion of management, the resolution of these matters will not likely have a material adverse effect on the financial position, result of operations or cash flows of the Company.

The Company, from time to time, enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) business sales and purchase agreements, under which the Company may provide customary indemnification, and (ii) certain lease agreements, under which the Company may be required to indemnify the lessor for environmental and other liabilities, and other claims arising from the Company’s use of the applicable asset.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its consolidated balance sheets as of December 31, 2007 and 2006.

Tutor-Saliba/Perini JV v. Los Angeles MTA—1995:

Los Angeles Superior Court Case No. BC 123559

In March 1995, a joint venture, Tutor-Saliba/Perini (“TSP”), in which Tutor-Saliba Corporation is the 60% partner, filed a complaint in Los Angeles Superior Court against the Los Angeles County Metropolitan Transportation Authority (“MTA”) for breach of contract, which sought damages of approximately $16 million to compensate TSP and its subcontractors for the costs of extra work, delays, and interest on late payments under four separate contracts with the MTA. In February 1999, the MTA filed a cross-complaint generally alleging violation of the California False Claims Act (“CFCA”) and several other federal and state statutory provisions.

Trial commenced before a jury in May 2001. During trial, the Judge ruled that TSP may have failed to produce certain documents to the MTA, and the Judge penalized TSP for its alleged non-compliance by dismissing TSP’s claim and by ruling, without jury finding of fact, that TSP was liable to the MTA for damages on the MTA’s counterclaim. Pursuant to the Judge’s instructions, the Jury awarded the MTA approximately $32 million in damages and prejudgment interest, subsequently, in March 2002, the judge awarded an additional $31 million in legal fees and costs. Tutor-Saliba’s share of the aggregate award being approximately $37.8 million.

TSP appealed the verdict and the Court’s rulings on motions and sanctions.

On January 25, 2005, the State of California Court of Appeal issued an opinion in which it reversed the entire $63 million trial court’s judgment and found that the trial court judge had abused his discretion and violated TSP’s due process rights and imposed an impermissibly overbroad sanction in issuing terminating sanctions that prevented the joint venture from presenting its claims and severely limited TSP in defending itself against the MTA’s lawsuit. The Court of Appeal also directed the trial court to dismiss MTA’s claims that TSP had violated the Unfair Competition Law and remanded the remainder of the case to the trial court for further proceedings, including a new trial, with a new judge, on the joint venture’s claims against the MTA.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

12.	OTHER COMMITMENTS AND CONTINGENCIES, Continued

The case was reassigned to the Complex Civil Division, Los Angeles Superior Court—Central Civil West, with the Presiding Judge of that division being assigned to the case. The Court is seeking ways to resolve the case short of full trial, but in a manner that would be upheld by the Court of Appeal, elected to bifurcate the trial and try the MTA’s suggested strongest claim first. That claim was a pass-through subcontractor claim that the MTA agreed to pay through an executed change order for approximately $111,000, in or about 1995 (“Tunnel Handrail” claim). Trial commenced on the MTA’s Tunnel Handrail claim on November 17, 2006, and was completed on December 18, 2006, with the Jury entering a verdict in favor of the MTA pertaining to the “handrail” issue. A final judgment with respect to this claim will not be entered until the entire case has been resolved and will be subject to appeal.

In February 2007, the court granted TSP a motion and precluded MTA in future proceedings from presenting its claims that TSP breached its contract and violated the CFCA.

On December 26, 2007 the Court issued an order and opinions regarding TSP’s and MTA’s affirmative claims, on the “night restrictions” issues, which determined that no claims have sufficient prima facie evidence to proceed to trial. MTA has filed a notice of its intent to seek a “new trial” as to the Court’s denial of MTA’s night restrictions claims in the entirety.

The court has indicated that it would like the parties to resolve the entire case through mediation. Those efforts to date have failed.

Due to the major issues of the case still remaining to be scheduled for retrial, the ultimate financial impact of the lawsuit is not yet determinable. Therefore, no provision for loss, if any, has been recorded in the consolidated financial statements.

13.	LITIGATION SETTLEMENT

City and County of San Francisco v. Tutor-Saliba Corporation, Perini Corporation and

Buckley & Company Inc., A Joint Venture, et al.—2003:

United States District Court-Northern District Case No. C02-5286-CW

On November 1, 2002, the City and County of San Francisco (“CCSF”) filed a complaint in United States District Court-Northern District against the joint venture, Tutor-Saliba Corporation, Perini Corporation and Buckley & Company, Inc. (“TSPB”), its individual members, including Tutor-Saliba Corporation (the “Company”) and their respective bonding companies. The complaint was not served on the Company or the bonding companies until 2003. The complaint arose out of six San Francisco International Airport construction contracts with the San Francisco Airport Commission (“Airport Commission”) entered into during 1996 and 1997 that were subsequently successfully completed and closed-out under an agreement between TSPB, the Company, and the Airport Commission, in 2001.

On February 17, 2006, a settlement agreement was reached with the CCSF during mediation. The settlement agreement was reached in pursuit of the best interests of all parties involved, to put to rest divisive issues, and avoid the considerable continuing future cost and expense of litigation. The agreement resolves all issues of disputed liability between the parties and allows the parties to refocus their resources towards more productive purposes. The settlement agreement provided that the CCSF will be paid the total sum of $19 million, payable over a period of years ending in 2009. The Company recorded a charge to net income of $14,651,537 representing its portion of this settlement in the year ended December 31, 2005. The San Francisco Board of Supervisors and the Airport Commission approved the agreement on March 30, 2006. At

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

13.	LITIGATION SETTLEMENT, Continued

December 31, 2007, the Company’s present value portion of the remaining liability of $5,551,486, of which $2,179,960 is current, is included in the accompanying consolidated balance sheet.

14.	DISCONTINUED OPERATIONS

Effective January 1, 2008, the Company entered into an exchange transaction with an affiliate owned by the Company’s majority shareholder. The Company transferred its partnership interest in a commercial office building in exchange for a 2% interest in one of the Company’s consolidated subsidiaries that was held by the affiliated company. The December 31, 2007 consolidated balance sheet reflects $26,759,142 in property and equipment, minority interest receivable of $13,423,058, cash of $3,855,279, other net assets of $1,853,748 and mortgage debt of $24,370,345 associated with the Company’s interest in this partnership. The December 31, 2007 book value of the 2% interest in the Company’s consolidated subsidiary is $250,749. Based on this exchange transaction, the activities relating to the commercial office building have been reported as discontinued operations for all periods presented. Revenues of $6,686,436, $6,393,109 and $6,342,813 and pretax income (loss) of $230,842, $(31,895) and $1,411,898 for the years ended December 31, 2007, 2006 and 2005, respectively were reported as discontinued operations. The transaction had no impact to net income in the accompanying consolidated statements of income. The net book value of assets distributed over assets received was recorded as a distribution of $21,270,133 on January 1, 2008.

15.	SUBSEQUENT EVENTS

Purchase of North Valley Commerce Center, Building G

On October 30, 2007, the Company entered into an agreement to purchase the North Valley Commerce Center, Building G in Sylmar California for $6.5 million in cash. The property will consist of an office and warehouse facility, currently under construction. As of January 25, 2008, the Company has made initial deposits for the property totaling $300,000 into an escrow account. The purchase is expected to close upon substantial completion of the building.

Acquisition of Desert Plumbing & Heating Co. Inc.

On January 4, 2008, the Company purchased 100% of the outstanding stock of Desert Plumbing & Heating Co. Inc. (“DPH”), a mechanical subcontractor located in Las Vegas, NV, for $35.0 million cash and an earn-out based upon a percentage of DPH’s earnings over the next three years, up to a maximum of $4 million annually. DPH operates primarily in the state of Nevada and had approximately 25 contracts in progress, primarily in the Las Vegas hotel and gaming market, at the time of the acquisition.

In the event the Company becomes a public company by public offering or otherwise, the earn-out payments to the former DPH shareholders will be payable in shares of stock in the parent company in an amount equivalent to the maximum earn-out payment of $12 million.

The transaction will be accounted for using the purchase method of accounting as required by FASB Statement No. 141 Business Combinations, including the allocation of the purchase to the tangible and intangible assets of DPH.

TUTOR-SALIBA CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

15.	SUBSEQUENT EVENTS, Continued

All Star Aggregate, Inc.

On March 7, 2008, the Company entered into an agreement for the transfer and purchase of certain mineral material mining contracts, equipment, and material stockpiles used to operate All Star Aggregate, Inc.’s existing business in Sloan Pit, located in Clark County, NV, for a purchase price of $5,200,000.

Bureau of Land Management Leases

On March 12, 2008, the Company entered into a ten-year renewable contract with the Bureau of Land Management (“BLM”) for the extraction of 19,500,000 tons of limestone aggregate on land located at Mount Diablo Meridian, NV. Pursuant to the Company’s September 12, 2007 high bid of $0.90 per ton and a $0.01 per ton administrative fee, the total contract price equates to $17,745,000 and requires a 5% deposit in the amount of $877,500 prior to beginning extraction. The balance of the contract price will be paid monthly over the contract term based upon the value of materials removed in the prior month. In addition, the Company is obligated under a separate agreement to pay a third party a finders fee related to the transaction in the amount of $300,000.

Perini Merger

On April 2, 2008, the Company entered into a definitive agreement with Perini Corporation, a publicly traded construction company, under which the two companies would be combined, in tax-free, all-stock merger. The transaction is subject to customary closing conditions, including the approval of Perini’s shareholders and receipt of regulatory approvals.